UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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Advance America, Cash Advance Centers, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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135 North Church Street

Spartanburg, South Carolina 29306

April 11, 2012

Dear Stockholder,

You recently received proxy materials in connection with a Special Meeting of Stockholders of Advance America, Cash Advance Centers, Inc. to be held on Friday, April 20, 2012, to approve the merger of our Company with a subsidiary of Grupo Elektra S.A. de C.V.  According to our records, your PROXY VOTE for this Special Meeting HAS NOT YET BEEN RECEIVED.

Advance America is asking stockholders to vote on:

Proposal 1.                                   Adoption and Approval of the Agreement and Plan of Merger

Proposal 2.                                   Approval of Executive Compensation Payable in Connection with the Merger.

Proposal 3.                                   Approval of an Adjournment or Postponement of the Special Meeting.

You should refer to the proxy materials previously mailed to you for additional information on this matter.

The Board of Directors unanimously recommends a “FOR” vote on the proposals referenced above.  Also, because Proposal 1 – to approve the Merger Agreement – requires an affirmative vote of a majority of the outstanding shares eligible to vote, by not responding to this solicitation you are essentially casting your vote “Against” this proposal.

Therefore, regardless of the number of shares you own, it is important that your vote is represented at the Special Meeting. Your vote matters to us and we need your support.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. In addition to voting by attending the meeting in person, you may use one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

•                  VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

•                  VOTE VIA THE INTERNET: You may cast your vote by logging onto www.proxyvote.com identified on the enclosed proxy voting form and following the instructions on the screen.

•                  VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating, and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent, Alliance Advisors, Toll Free at 877-777-2338.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.